UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2021

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2021, Oramed Pharmaceuticals Inc., or the Company, entered into the definitive agreements described below in connection with the formation of Oravax Medical Inc., a Delaware corporation in which the Company will hold a 63% equity interest, or Oravax. Oravax is focused on the development of novel oral COVID-19 vaccines based on Oramed’s proprietary PODTM oral delivery technology and Premas Biotech Pvt. Ltd.’s, or Premas, novel vaccine technology that was previously owned by Cystron Biotech LLC, or Cystron, and later acquired by Akers Biosciences Inc., or Akers.

License Agreement

On March 18, 2021, the Company and Oramed Ltd., the Company’s wholly-owned subsidiary, collectively Oramed, entered into a License Agreement, or the License Agreement, with Oravax, pursuant to which Oramed will grant to Oravax an exclusive, worldwide license under Oramed’s rights in certain patents and related intellectual property, or the License, in which Oravax will receive certain rights relating to Oramed’s proprietary oral delivery technology to further develop, manufacture and commercialize oral vaccines for COVID-19 and other novel coronaviruses based on Premas’s proprietary vaccine technology involving a triple antigen virus like particle, or the Product.

In consideration for the grant of the License, the License Agreement provides that Oramed will receive (i) royalties equal to 7.5% on net sales, as defined in the License Agreement, of each product commercialized by Oravax, its affiliates and permitted sublicensees related to the License during the term specified in the License Agreement, (ii) sublicensing fees equal to 15% of any non-sales-based consideration received by Oravax from a permitted sublicensee and (iii) other payments ranging between $25 million to $100 million, based on certain sales milestones being achieved by Oravax. The parties further agreed to establish a development and steering committee, which will consist of three members, of which two members will be appointed by Oramed, that will oversee the ongoing research, development, clinical and regulatory activity with respect to the Product. In addition, Oramed agreed to buy and Oravax agreed to issue to the Company 1,890,000 shares of common stock of Oravax, representing 63% of the common stock of Oravax for the aggregate amount of $1.5 million. Akers agreed to contribute to Oravax $1.5 million in cash and substantially all of the assets of Cystron, including a license agreement to the Premas novel vaccine technology. Nadav Kidron, Oramed’s President and Chief Executive Officer, was one of the former members of Cystron.

The description of the License Agreement is qualified in its entirety by the full text of the License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, or this Current Report, and is incorporated by reference herein.

Stockholders Agreement

Concurrently with the execution and delivery of the License Agreement, Oramed entered into a Stockholders Agreement, or the Stockholders Agreement, with Akers, Premas, Cutter Mill Capital LLC, or Cutter Mill, and Run Ridge LLC, or Run Ridge, entities controlled by Michael Vasinikovich and Craig Schwabe, former members of Cystron, and collectively with Akers, Premas, Cutter Mill and Run Ridge, the Stockholders Parties. Pursuant to the Stockholders Agreement, among other things, Oramed will have the right to appoint two out of the three members to the board of directors of Oravax, or the Oravax Board, one of which is the Company’s Chief Executive Officer who will serve as the chairman of Oravax Board, conditioned upon Oramed maintaining certain ownership thresholds. Akers will have the right, until the third anniversary of the Stockholders Agreement effective date, to appoint one member to the Oravax Board. Oravax’s common stock held by the Stockholders Parties will be subject to certain transfer restrictions. In addition, the Stockholders Parties will have certain rights of participation in future financings as well as rights of first refusal and co-sale related to future potential transactions.

The description of the Stockholders Agreement is qualified in its entirety by the full text of the Stockholders Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On March 19, 2021, Oramed Pharmaceuticals Inc. posted to its website an investor presentation, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

In connection with the formation of Oravax, the Company announced that in a pilot study in pigs, within 42 days after a single oral administration, the oral COVID-19 vaccine being developed by Oravax promoted both systemic immunity through Immunoglobulin G (IgG), the most common antibody in blood and bodily fluids that protects against viral infections, and Immunoglobulin A (IgA). The Company also announced that Oravax anticipates commencing a clinical study in human subjects during the second quarter of 2021.

Forward-looking statements:  This Current Report contains forward-looking statements. For example, the Company using forward-looking statements when the Company discusses the expected timing of a clinical study for the potential Oravax vaccine and its potential to protect against COVID-19. In addition, historic results of scientific research and clinical trials do not guarantee that the conclusions of future research or trials will suggest identical or even similar conclusions. These forward-looking statements are based on the current expectations of the management of the Company only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval or patent protection for the Company’s product candidates; competition from other pharmaceutical or biotechnology companies; and the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities. In addition, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; delays or obstacles in launching the Company’s clinical trials; changes in legislation; inability to timely develop and introduce new technologies, products and applications; lack of validation of the Company’s technology as it progresses further and lack of acceptance of the Company’s methods by the scientific community; inability to retain or attract key employees whose knowledge is essential to the development of the Company’s products; unforeseen scientific difficulties that may develop with the Company’s process; greater cost of final product than anticipated; loss of market share and pressure on pricing resulting from competition; laboratory results that do not translate to equally good results in real settings; the Company’s patents may not be sufficient; and finally that products may harm recipients, all of which could cause the actual results or performance of the Company to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to Company’s reports filed from time to time with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1 +	License Agreement, dated as of March 18, 2021, by and between Oramed Pharmaceuticals Inc., Oramed Ltd. and Oravax Medical Inc.

10.2	Stockholders Agreement, dated as of March 18, 2021, by and between Oramed Pharmaceuticals Inc., Akers Biosciences Inc., Premas Biotech PVT Ltd., Cutter Mill Capital LLC, and Run Ridge LLC.

99.1	Investor Presentation dated March 19, 2021. (Furnished herewith.)

+	Certain confidential portions of this exhibit were omitted because the identified confidential provisions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

March 19, 2021

3